EXHIBIT 10.3

LINE OF CREDIT PROMISSORY NOTE

US $2,800,000.00	Cinnaminson, New Jersey

November 4, 2005

FOR VALUE RECEIVED, the undersigned, ADSERO CORPORATION, a Delaware corporation (hereinafter referred to as “Borrower”), hereby promises to pay to TURBON INTERNATIONAL INC., a Pennsylvania corporation (hereinafter referred to as “Lender”), the principal amount of US $2,800,000.00, or so much as may be outstanding, together with interest thereon at the annual rate set forth below on the unpaid principal balance of each advance. This promissory note (the “Note”), along with the guaranty from Teckn-O-Laser Global Company, a Nova Scotia Unlimited Liability Company and subsidiary of Borrower, which is an integral part of this transaction, is given pursuant to that portion of the certain Loan Agreement by and between Borrower and Lender, dated November 4, 2005 (the “Loan Agreement”) related to the provision of a line of credit by Lender to Borrower; each capitalized term used herein but not defined herein shall have the meaning assigned to such term in the Loan Agreement.

1.	Payment of Principal.

Except as otherwise provided herein, the principal amount hereof, or so much as may be outstanding, together with interest accrued thereon, shall be payable in full in one payment at the final maturity date of the Term Loan, which will be October 31, 2006 (the “Maturity Date”), subject to acceleration upon the occurrence of an Event of Default. All or any part of the Loan may be repaid prior to the Maturity Date without penalty and may be re-borrowed by Borrower pursuant to its application to Lender for an advance hereunder. Payments shall be applied by Lender first to interest and then to principal.

Except as the parties have otherwise agreed, all payments hereunder shall be made in lawful money of the United States of America at the business address of Lender at Turbon International Inc., 2704 Cindel Drive, Cinnaminson, New Jersey 08077, or at such other place in the United States as Lender shall designate to Borrower in writing. If any payment hereunder shall be due on a day that is a Saturday, Sunday or national holiday, such payment shall be due instead on the next succeeding day when banks in Philadelphia, Pennsylvania are not required or permitted by law to be closed, provided that interest shall continue to accrue during the period of any such postponement.

2.	Interest.

Interest shall accrue and be payable monthly from the date hereof, with the first payment due on November 30, 2005, and each succeeding end of the month, on the unpaid principal balance hereof (on the basis of a 360-day year) at a fixed rate of five percent (5%) per annum; provided, however, that, in the Event of Default (as defined below) and thereafter until such time that such Event of Default is cured, interest shall at the discretion of Lender accrue at the rate of 9% per annum. Any and all payments of interest hereunder shall be made in immediately available funds.

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3.     Events of Default; Acceleration.

(a)          If any of the following events shall occur, it shall be an event of default (“Event of Default”) unless and until cured by Borrower.

(i)	After five (5) days written notice by Lender, Borrower fails to pay any interest or principal under this Note after any of such amounts are due;

(ii)

After the earlier to occur of five (5) days prior written notice by Lender or the date of actual knowledge of Borrower, any representation or warranty made by Borrower in the Loan Agreement proves to have been incorrect in any material respect when made;

(iii)

After the earlier to occur of five (5) days prior written notice by Lender or the date of actual knowledge of Borrower, Borrower fails to observe or comply with any of the covenants in Section 5 of the Loan Agreement or in any Collateral Document under the Loan Agreement; or

(iv)

Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, if instituted against Borrower, shall remain undismissed for a period of thirty days;

then Lender may, by additional written notice to Borrower, declare the entire principal amount of this Note to be due and payable immediately, together with all unpaid interest accrued thereon from the date hereof to the date of payment hereunder; provided, however, that upon the occurrence and continuance of any of the Events of Default set forth in subsection (iv) above, this Note shall automatically mature and become due and payable, together with interest accrued thereon, without presentment, demand, protest or notice of any kind all of which are hereby expressly waived.

(b)          Upon an Event of Default, Lender may proceed to protect and enforce its rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Note or in the aid of the exercise of any power granted in this Note, or Lender may proceed to enforce the payment of the Note or to enforce any other legal or equitable right it may possess. If action is instituted on this Note to enforce payment hereof, Borrower agrees to pay

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reasonable attorneys’ fees and disbursements incurred by Lender in the collection thereof, which fees and disbursements shall be added to the principal amount of the indebtedness evidenced by this Note.

4.	Remedy.

No remedy conferred upon Lender is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder now or hereafter existing at law or in equity by statute or otherwise. No course of dealing with Borrower and Lender or any delay in exercising any rights hereunder shall operate as a waiver of any rights of Lender.

5.	Pledge.

Subject to Borrower’s receipt of written consent from its existing secured lenders to the pledge, this Note is partially secured by a pledge by Borrower of 400,000 shares of common stock of Turbon A.G., a German corporation, in favor of Commerzbank of Germany, as pledgee (“Pledgee”), which pledge is taking place simultaneous hereof, as collateral towards payment of Borrower’s obligations under this Note and such other obligations contained in the Loan Agreement.

6.	Loss or Theft.

Upon notice to Borrower of the loss, theft, destruction or mutilation of this Note, and in the case of any such mutilation upon surrender and cancellation of the mutilated document, and in the case of any such loss, theft or destruction, upon delivery by Lender of any indemnity agreement satisfactory to Borrower, Borrower will execute and deliver to Lender at such place as Lender may designate to Borrower in writing, an identical Note dated the date hereof in substitution for such lost, stolen, destroyed or mutilated Note; provided, however, any such substitution shall not be deemed to constitute a waiver, modification, compromise, or novation of the indebtedness evidenced hereby or any term or condition hereof.

7.	Amendments, Consents and Waivers.

(a)          Any term, covenant, agreement or condition of this Note may be amended only by a written instrument executed by Borrower and Lender. Any amendment shall be endorsed upon this Note and Borrower and Lender shall be bound thereby.

(b)          Any term, covenant, agreement, or condition of this Note may be waived only in writing by Lender.

(c)          No waiver of any breach of any warranty, representation, covenant or other term or provision of this Note shall be deemed a waiver of any preceding or succeeding breach of the same or any other warranty, representation, covenant, term or provision. No extension of time for performance of any obligations or act shall be deemed to be an extension of the time for performance of any other obligation or any other act.

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8.     Notices.

All notices, requests, demands, and other communications which are required or permitted to be given hereunder, shall be in writing and, unless set forth to the contrary herein, shall be deemed to have been duly given if delivered or mailed, certified first class mail, postage prepaid, return receipt requested, or by an overnight or two or three day delivery service that provides written evidence of delivery, to the party to whom the same is made at the following addresses or to such other address as any party shall have specified by notice in writing to the other party:

(a)          If to Lender, to Aldo De Luca, Managing Director - Finance and Operations, Turbon International Inc., 2704 Cindel Drive, Cinnaminson, NJ 08077;

(b)          If to Borrower, to Mr. William Smith, Chief Financial Officer, Adsero Corporation, 2101 Nobel Street, Sainte Julie, Quebec, Canada J3E 1Z8.

9.	Applicable Law.

The rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

10.	Headings.

All titles and sections in this Note are inserted for convenience only and shall not affect the meaning or interpretation hereof.

11.	Prepayment.

Borrower may at any time and from time to time prepay the principal of the indebtedness evidenced by this Note together with any interest due thereon but unpaid to the date of any such prepayment without premium or penalty.

12.	Waiver of Presentment, etc.

Except as otherwise herein specifically provided to the contrary, Borrower waives the right of presentment, demand for payment, notice of dishonor, notice of protest, and all other notices of demand of any kind in connection with the delivery, acceptance, performance, default, endorsement or guarantee of this instrument.

IN WITNESS WHEREOF, this Note has been signed by the Borrower as of this 4th day of November, 2005.

ADSERO CORPORATION

By: _________________________

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